Agency Agreement — Private Placement of Shares

THIS AGREEMENT dated for reference April 24, 2002, is made

BETWEEN

PLATINUM GROUP METALS LTD, 800 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2

(the “Issuer”);

AND

PACIFIC INTERNATIONAL SECURITIES INC., 1900-666 Burrard Street, Vancouver, British Columbia, V6C 3N1

(the “Agent”).

WHEREAS:

A.

The Issuer wishes to privately place with purchasers up to an aggregate of 4,000,000 Shares (as defined below) at a price of $0.25 per Share;

B.

The Issuer wishes to appoint the Agent to sell the Shares on a commercially reasonable efforts basis, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1.

DEFINITIONS

In this Agreement and the Recitals hereto:

(a)

“Accredited Investor” has the meaning defined in the Applicable Legislation;

(b)

“Acquisition” means the purchase or option of a majority interest in one or more South African mineral properties referred to as the Bushveld Farms or the Platreef Farms properties;

(c)

“Agent’s Fee” means the consideration which is payable by the Issuer to the Agent for the services performed by the Agent under this Agreement as set out in Subsection 4.1;

(d)

“Agent’s Warrants” means the non-transferable share purchase warrants of the Issuer to be issued to the Agent as part of the Agent’s Fee as set out in this Agreement, which have the terms provided in this Agreement and in the certificates representing such share purchase warrants;

(e)

“Agent’s Warrant Shares” means the previously uriissued common shares in the capital of the Issuer, as presently constituted, which will be issued upon the exercise of the Agent’s Warrants;

(~ “AIF” has the meaning defined in MI 45-102;

(g)

“Applicable Legislation” means the Secuthies Act (Alberta), R.S.A. 1981, c. S-6.1, as amended, the Securities Act (British Columbia.), R.S.B.C. 1996, c. 418, as amended, and the Securities Act (Ontario),

R.S.O. 1990, c. S.5, as amended, together with the regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders and rulings, notices, and other administrative directions issued by the Commissions;

(h)

“Closing” means the day the Shares are issued to the Purchasers;

(i)

“Commissions” means the British Columbia Securities Commission, the Alberta Securities Commission, and the Ontario Securities Commission, and the persons appointed as the executive directors of each of the Commissions respectively;

(j)

“Corporate Finance Fee” means the fee to be paid to the Agent by the Issuer as set out in Subsection

4.5;

(k)

“Current AIF” has the meaning defined in MI 45-102;

(1)

“Exemptions” means the $97,000 exemption (BC and Alberta) and the Accredited Investor exemptions (BC, Alberta and Ontario) from the prospectus requirements of the Applicable Legislation;

(m)

“Material Change” has the meaning defined in the Applicable Legislation;

(n)

“Material Fact” has the meaning defined in the Applicable Legislation;

(o)

“MI 45-102” means Multilateral Instrument 45-102, or any successor instrument;

(p)

“Offshore Selling Jurisdictions” means those jurisdictions outside of Canada and the United States where the Securities may lawfully be sold;

(q)

“Private Placement” means the offering of the Shares on the terms and conditions of this Agreement;

(r)

“Properties” means the material resource properties in which the Issuer has an interest

(s)

“Purchasers” means the purchasers of Shares pursuant to the Private Placement;

(t)

“Qualifying Issuer” has the meaning defined in MI 45-102;

(u)

“Regulation 5” means Regulation S promulgated under the Securities Act of 1933 of the United States of America, as amended;

(v)

“Regulatory Authorities” means the Commissions and the TSX-Venture;

(w)

“Retainer” means the fee paid by the Issuer to the Agent to be applied against legal and administration expenses of the Agent;

(x)

“Securities” means the Shares, the Agent’s Warrants and the Agent’s Warrant Shares,;

(y)

“Selling Jurisdictions” means British Columbia, Alberta and Ontario;

(z)

“Shares” means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued under the Private Placement;

(aa) “TSX-Venture” means the TSX Venture Exchange;

(bb) “TSX Policies” means the rules and policies of the TSX Venture Exchange;

2.

APPOINTMENT OF AGENT

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase the Shares by way of private placement under the Exemptions.

3.

THE SHARES

The Shares will be issued and registered in the name of the Purchasers of-the Shares or their nominees.

4.

AGENT’S FEE

4.1

In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent at Closing an Agent’s Fee consisting of:

(a)

a commission equal to 6.5% of the gross proceeds received by the Issuer from the sale of the Shares payable in cash at Closing; and

(b)

Agent’s Warrants in an amount equal to 10% of the total number of Shares sold to Purchasers under the Private Placement.

4.2

The Agent’s Warrants will be registered in the name of the Agent or such other party or parties as the Agent may reasonably request.

4.3

One Agent’s Warrant will entitle the holder, on exercise, to purchase one Agent’s Warrant Share at a price of $0.25 per Agent’s Warrant Share for 12 months from the date of issuance of the Agent’s Warrant.

4.4

The certificates representing the Agent’s Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agent’s Warrant Shares issued upon exercise of the Agent’s

Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the

Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

4.5

In consideration of the services provided by the Agent in connection with the administration, coordination, structuring and review of the Private Placement, the Issuer has paid the Agent a Corporate Finance Fee of $10,000, plus GST.

4.6

The Issuer has paid the Agent a Retainer of $5,000.

5.

OFFERING RESTRICTIONS

5.1

The Agent will only sell the Shares to persons who represent themselves as being:

(a)

persons purchasing as principal;

(b)

resident in the Selling Jurisdictions or Offshore Selling Jurisdictions;

(c)

qualified to purchase the Shares under the Exemptions; and

(d)

persons who are not U.S. Persons, or in the United States (which terms herein shall have the meanings defined in Regulation 5).

5.2

The Agent agrees that at the time any buy order for the Shares is placed by clients of the Agent, the buyer will be outside the United States, or the Agent and all persons acting on their behalf will reasonably believe that the

4.

buyer is outside the United States, and neither the Agent nor any person acting on their behalf will have knowledge that such transaction has been pre-arranged with a buyer in the United States.

5.3

Neither the Issuer, the Agent, nor any of their respective affiliates, nor any person acting on behalf of any of the foregoing, will offer or sell any of the Shares to U.S. Persons or in the United States, or undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Shares in the United States.

5.4

The Issuer and the Agent acknowledge that the Private Placement is being made and, to the best of each of their knowledge, qualifies under Regulation S, and accordingly the Issuer agrees not to place a U.S. securities law restrictive legend on the certificates representing the Shares, the Agent’s Warrants, or the Agent’s Warrant Shares (except in accordance with the certificate representing the Agent’s Warrants).

6.

SUBSCRIPTIONS

The Agent will use its commercially reasonable efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, on or before Closing duly completed and signed subscriptions in the form attached as Schedule “A”, or in such other form consented to by the Issuer and the Agent and executed by the Purchaser.

7.

FILINGS WITH THE REGULATORY AUTHORITIES

7.1

The Issuer will forthwith give to the TSX-Venture written notice of the terms of this Agreement and the proposed Private Placement and all other information required by the TSX Policies (the “Notice”).

7.2

The Issuer will forthwith provide the Agent and its solicitor with a copy of the Notice, and, forthwith on receipt, a copy of the preliminary and final letters of acceptance of the Notice from the TSX-Venture.

7.3

The Issuer will file all required documents, pay all required filing fees and undertake any other actions required by the TSX Policies in order to obtain the approval of the TSX-Venture to the Private Placement.

7.4

Within 10 days of the Closing of the Private Placement, the Issuer will:

(a)

file with the Commissions any report required to be filed by the Applicable Legislation in connection with the Private Placement, in the required form; and

(b)

provide the Agent’s solicitor with copies of the report.

8.

CLOSING

8.1

In this Section:

(a)

“Certificates” means the certificates representing the Shares sold, the Agent’s Warrants to be issued, and the Agent’s Shares to be issued to the Agent, if applicable, on Closing in the names and denominations reasonably requested by the Agent or the Purchasers, as the case may be; and

(b)

“Proceeds” means the gross proceeds of the sale of Shares at Closing, less:

(i)

the Agent’s Fee which is payable in cash;

(ii)

any unpaid portion of Corporate Finance Fee;

(iii)

the reasonable expenses of the Agent in connection with the Private Placement, net of the Retainer, which have not been paid by the Issuer;

(iv) any amount which has been attached by garnishing order or other form of attachment; and

(v)

any amount paid directly to the Issuer by purchasers in connection with the Private Placement,

8.2

The Issuer and the Agent will cause the Closing to take place not more than five business days after the date of the final letter of acceptance of the TSX-Venture for the Private Placement.

8.3

The Issuer will, at Closing, issue and deliver the Certificates to the Agent, or at the Agent’s request, to the Purchasers, against payment of the Proceeds.

8.4

If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, at Closing, pay the Proceeds to the Issuer against delivery of the Certificates.

8.5

The Issuer will endorse the Certificates, and the certificates representing the Warrant Shares and the Agent’s Warrant Shares issued prior to the date which is four months from the Closing with a statement that:

(a)

the securities represented by the certificate are subject to a hold period and may not be traded in the Selling Jurisdictions until the expiry of the hold period;

(b)

specifies the date the hold period expires in the Selling Jurisdictions, being four months from Closing (provided that the Issuer is a Qualifying Issuer on the Closing Date);

(c)

confirms that the securities are subject to a four month hold period imposed by the Exchange.

9.

CONDITIONS OF CLOSING

9.1

Closing of the Private Placement is subject to the following conditions precedent:

(a)

the Agent, acting reasonably, will be satisfied that the Acquisition has completed, or that receipt of the Proceeds will enable the Issuer to satisfy the only outstanding monetary condition precedent to complete the Acquisition;

(b)

the Agent will be given opportunity and access to review information concerning the Properties and the Acquisition and, acting reasonably, will be satisfied with the result of its review;

(c)

the Issuer will be a Qualifying Issuer prior to or at Closing.

9.2

The obligations of the Agent at Closing will be conditional upon the following:

(a)

the Issuer will have delivered to the Agent and its solicitor a favourable opinion of the Issuer’s solicitor dated as of the date of such Closing, in a form acceptable to the Agent and its solicitor as to all legal matters reasonably requested by the Agent relating to the corporate status of the Issuer and the creation, issuance and sale of the Securities;

(b)

the Issuer will have delivered to the Agent and its solicitor such certificates of its officers and experts of the Issuer as the Agent or its solicitor may reasonably request;

(c)

each representation and warranty of the Issuer which is contained in this Agreement continues to be true, and the Issuer has performed or complied with all of its covenants, agreements and obligations under this Agreement; and.

(d)

the Executive Directors of the Commissions have not advised the Issuer in writing that its securities are not eligible for the four month hold period specified in MI 45-102.

9.3

At Closing the obligations of the Issuer and the Agent to complete the issue and sale of the Securities are subject to:

(a)

receipt of all required regulatory approval for or acceptance of the Private Placement and the Acquisition; and

(b)

the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

10.

MATERIAL CHANGES

The Issuer agrees that if~ between the date of this Agreement and Closing, a Material Change, or a change in a Material Fact occurs, the Issuer will:

(a)

as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

(b)

as soon as practicable, issue and file with the Regulatory Authorities a press release that is authorised by a senior officer disclosing the nature and substance of the change;

(c)

as soon as practicable file with the Commissions the report required by the applicable securities legislation and in any event no later than 10 days after the date on which the change occurs;

(d)

provide copies of that press release, when issued, and that report, when filed, to the Agent and its solicitor.

11.

TERMINATION

11.1

The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before Closing if:

(a)

an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities, occurs or is announced by the Issuer;

(b)

there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its subsidiaries, if any, or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser’s decision to purchase the Shares;

(c)

following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer’s securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Shares;

(d)

the Shares cannot, in the opinion of the Agent, be marketed due to the state of the financial markets, or the market for the Shares in particular;

(e)

an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer’s directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority;

(f)

any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect;

(g)

the Issuer is in breach of any material term of this Agreement; or

(h)

the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

11.2

The Agent’s obligations hereunder will terminate if the TSX-Venture does not issue its final letter of acceptance, subject only to usual post-Closing filings with the TSX-Venture, of the Private Placement within 90 days of the reference date of this Agreement, unless otherwise agreed in writing by the Agent.

12.

WARRANTIES, REPRESENTATIONS AND COVENANTS

12.1

The Issuer warrants and represents to and covenants with the Agent that:

(a)

the Issuer is a valid and subsisting corporation duly amalgamated and in good standing under the laws of the jurisdiction in which it was amalgamated, and the Issuer has no subsidiaries;

(b)

the Issuer is duly registered and licenced to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

(c)

the authorized capital of the Issuer consists of 1,000,000,000 common shares without par value, of which 16,846,403 common shares are issued and outstanding as fully paid and non-assessable;

(d)

the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, the Agent’s Warrant Shares, and, when issued in accordance with the terms of this Agreement, all such shares will be duly and validly issued as fully paid and non-assessable;

(e)

except as qualified by the disclosure in all prospectuses, filing statements, information circulars, annual information forms, including the Issuer’s Current AIF, if any, and press releases filed with the Commission or the TSX-Venture (the “Disclosure Record”) the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, including the Properties, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(f)

the subscription forms, and all other written or oral representations made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

(g)

the financial statements filed with the Commissions or supplied by the Issuer to the Agent in connection with the Private Placement have been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer, and its subsidiaries, if any, as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof, save in the ordinary course of the Issuer’s business;

(h)

the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

(i)

there is not presently, and will not be until the Closing, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed to the Agent;

(j)

the Issuer’s intention to proceed with the Acquisition and the current status of it’s dealings with the owners of such properties, as of the reference date of this Agreement, do not constitute a Material Change or a Material Fact relating to the Issuer;

(k)

the issue and sale of the Securities by the Issuer and the Agent does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

(1)

the Issuer is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings are contemplated or have been threatened which are not disclosed in the Disclosure Record;

(m)

there are no judgments against the Issuer which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

(n)

this Agreement has been or will be by the Closing, duly authorised by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Private Placement and file an AIF;

(o)

the Issuer is listed on a “qualified market” within the meaning of the Applicable Legislation and is not in default of any of the requirements of the Applicable Legislation or any of the administrative policies or notices of the Regulatory Authorities;

(p)

no order ceasing, halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(q)

except as disclosed in the Disclosure Record or otherwise to the Regulatory Authorities, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its -capital;

(r)

the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(a)

the Issuer has established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer , which are known by the Issuer’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer;

(b)

other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder’s fee in connection with the Private Placement;

(c)

the Issuer has and will have filed all documents that are required to be filed under the continuous disclosure provisions of the Applicable Legislation, including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports;

(v)

neither the execution and delivery of this Agreement, the subscription agreements or the Securities, nor the fulfillment of the terms thereof by the Issuer, nor the issue and delivery of the Securities to the Purchasers and the Agent as contemplated by the subscription agreements conflicts with or will conflict with or result in or will result in a breach of, or will create a state of facts which, after notice or lapse of time or both, will result in a breach of, or default under, any material term, condition or provision of any agreements by to which the Issuer is party or by which it is bound; and

(w)

the warranties and representations in this Section are true and correct and will remain so as of the Closing.

12.2

The Agent warrants and represents to the Issuer that:

(a)

it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

(b)

it is a broker registered under the Applicable Legislation;

(c)

it is a member in good standing of the TSX-Venture; and

(d)

it will sell the Shares in compliance with the Applicable Legislation.

13.

EXPENSES OF AGENT

13.1

The Issuer will pay all of the expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement including, without limitation, the reasonable fees and expenses of the solicitor for the Agent. The Issuer will be given advance notice of any expense expenditures over the aggregate sum of $1 5,000. -

13.2

The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the tennination is the result of a breach of this Agreement by the Agent.

13.3

The Agent may, from lime to time, render accounts for its expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

13.4

The Issuer authorizes the Agent to deduct its reasonable expenses in connection with Private Placement from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

14.

INDEMNITY

14.1

The Issuer will indemnify the Agent and each of the Agent’s agents, directors, officers and employees (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) and save them harmless against all losses, claims, damages or liabilities:

(a)

existing by reason of an untrue statement contained in the Disclosure Record, subscription agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement, or in the Current AIF or by reason of the omission to state any fact necessary to make such statements or representations not misleading (except for information and statements supplied by and relating solely to the Agent);

(b)

arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation, or omission exists (except information and statements supplied by and relating solely to the Agent), that trading in or distribution of any of the Securities is to cease;

(c)

resulting from the failure by the Issuer to obtain the requisite regulatory approval to the Private Placement or confirmation of filing the Current AIF unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent;

(d)

resulting from the breach by the Issuer of any of the terms of this Agreement;

(e)

resulting from any representation or warranty made by the Issuer herein not being true or ceasing to be true;

(f)

if the Issuer fails to issue and deliver the certificates representing the Securities in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

(g)

if~ following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale, unless that determination arises Out of an act or omission by the Agent.

14.2

If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

14.3

The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

14.4

The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel.

14.5

The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising Out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

14.6

If indenmification under this Agreement is found in a final judgment (not subject tofurther ap~ieal)iiy a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

14.7

To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

15.

ASSIGNMENT AND SELLING GROUP PARTICIPATION

15.1

The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

15.2

The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agent’s Fee and the Corporate Finance Fee.

16.

NOTICE

16.1

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

16.2

If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

16.3

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

16.4

If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.

17

TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

18.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Closing.

19,

LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.

20.

ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

21.

HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

22.

COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

Signatory

23.

LAW

This Agreement is governed by the law of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above:

PLATINUM GROUP METALS LTD..

)

per:

)

Authorized Signatory

)

per:

Authorized Signatory

)

The common seal of

)

PACIFIC INTERNATIONAL SECURITIES INC.

was hereunto affixed in the

)

presence of:

)